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                                                                       EXHIBIT 5

               [Letterhead of American International Group, Inc.]

                                                               December 18, 2002





American International Group, Inc.
70 Pine Street
New York, New York 10270

Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933 (the "Act") of 25,000,000 shares (the "Shares") of common stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. (the "Company") to be offered under the American International Group, Inc. Amended and Restated 2002 Stock Incentive Plan (the "Plan") and together with the applicable RSU Award Agreement, I, as Vice President and Deputy General Counsel of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

                  Upon the basis of such examination, I advise you that, in my opinion, when the registration statement relating to the Shares (the "Registration Statement") has become effective under the Act and the Shares are duly issued and delivered pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

                  The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                  I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible and I have assumed that the certificates for the Shares will conform to the specimen of Common Stock examined by me and will be duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, that at the time of delivery of each Share all conditions to such delivery shall have been satisfied or waived, and that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.


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American International Group, Inc.
December 18, 2002
Page 2


            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         /s/ Kathleen E. Shannon
                                         ------------------------------------
                                         Kathleen E. Shannon